UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2018

HOOKER FURNITURE CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2018, the Company announced that George Revington will retire from his positions as Chief Operating Officer of Hooker Furniture Corporation and as President of its Home Meridian segment effective June 1, 2018. Revington joined the Company as President and Chief Operating Officer of the Home Meridian segment upon the acquisition of Home Meridian’s assets by the Company in February 2016 and was appointed Chief Operating Officer of Hooker Furniture Corporation in January 2017. Prior to that, Mr. Revington served as President and Chief Executive Officer of Home Meridian International since its creation in 2006.
Replacing Mr. Revington in his role as President of Home Meridian will be Lee Boone and Douglas Townsend, who will serve as co-presidents of Home Meridian. Both will report to Paul B. Toms, Jr., the Company’s Chairman and Chief Executive Officer. Mr. Boone most recently served as President of Home Meridian’s Samuel Lawrence Furniture division since 2012. Mr. Townsend most recently served as Chief Operating Officer of the Home Meridian’s Clubs Division, Senior Vice President of Home Meridian’s U.S. Operations, CEO of the Samuel Lawrence Hospitality division and Executive Vice President of HMI.
On May 7, 2018, the Company issued press releases related to the above announcements, copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits
(d)          Exhibits

99.1*          Press Release dated May 7, 2018
99.2*          Press Release dated May 7, 2018
_____________
*	Filed herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOOKER FURNITURE CORPORATION

	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice President - Finance and Accounting Chief Financial Officer

Date: May 7, 2018